Exhibit 5.5

December 18, 2025

Lineage OP, LP

Lineage, Inc.

Lineage Europe Finco B.V.

Lineage Logistics Canada Holdings Ltd.

46500 Humboldt Drive

Novi, Michigan 48377

Dear Sirs/Mesdames:

Re:	$500,000,000 Aggregate Principal Amount of 5.250% Senior Notes due 2030 issued by Lineage OP, LP and €700,000,000 Aggregate Principal Amount of Senior Notes due 2031 issued by Lineage Europe Finco B.V.

We have acted as counsel to Lineage Logistics Canada Holdings Ltd. (“Lineage Logistics”) in connection with the offer by each of (i) Lineage OP, LP (the “US Issuer”) to exchange up to $500,000,000 aggregate principal amount of its new 5.250% Senior Notes due 2030 (the “US Exchange Notes”) and related guarantees for up to $500,000,000 aggregate principal amount of its outstanding 5.250% Senior Notes due 2030 (the “US Private Notes”) and related guarantees (the “US Exchange”); and (ii) Lineage Europe Finco B.V. (the “Europe Issuer”) to exchange up to €700,000,000 aggregate principal amount of its new 4.125% Senior Notes due 2031 (the “Europe Exchange Notes”) and related guarantees for up to €700,000,000 aggregate principal amount of its outstanding 4.125% Senior Notes due 2031 (the “Europe Private Notes”) and related guarantees (the “Europe Exchange”).

In connection with the US Exchange, you have informed us that (i) the US Private Notes have been, and that the US Exchange Notes will be, issued pursuant to an indenture dated June 17, 2025 among the US Issuer, Lineage, Inc. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “US Base Indenture”), as supplemented by (a) the first supplemental indenture dated June 17, 2025 among the Issuer, the guarantors party thereto (including Lineage Logistics) and the Trustee (the “First US Supplemental Indenture”) and (b) the second supplemental indenture dated November 26, 2025 among the Issuer, the guarantors party thereto (including Lineage Logistics) and the Trustee (the “Second US Supplemental Indenture”, together with the US Base Indenture and the First Supplemental Indenture, the “US Indenture”); and (ii) the Private Notes will be exchanged for US Exchange Notes pursuant to a Registration Statement on Form S-4 under the United States Securities Act of 1933, as amended (the “Act”), filed with the United States Securities and Exchange Commission (“SEC”) on the date hereof (the “Registration Statement”).

In connection with the Europe Exchange, you have informed us that (i) the Europe Private Notes have been, and that the Europe Exchange Notes will be, issued pursuant to an indenture dated November 26, 2025 among the Europe Issuer, Lineage, Inc., the US Issuer and the Trustee (the “Europe Base Indenture”), as supplemented by the first supplemental indenture dated November 26, 2025 among the Europe Issuer, the guarantors party thereto (including Lineage Logistics) and the Trustee (the “First Europe Supplemental Indenture”, together with the Europe Base Indenture, the “Europe Indenture”); and (ii) the Europe Private Notes will be exchanged for Europe Exchange Notes pursuant to the Registration Statement.

This opinion is being delivered in connection with the Registration Statement, to which this opinion is as an exhibit.

Unless otherwise defined herein, all capitalized terms used in this letter shall have the meanings ascribed to them in the applicable Registration Statement.

A.	Documentation

As counsel for Lineage Logistics, we have reviewed:

(a)	the US Indenture;

(b)	the Europe Indenture; and

(c)	the Registration Statement

(collectively, the “Transaction Documents”, each a “Transaction Document”).

B.	Jurisdiction

The opinions expressed below are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

C.	Scope of Examinations

In connection with the opinions expressed in this letter, we have considered such questions of law, have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, corporate records, certificates and other documents, and have conducted such other examinations as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed, including:

(a)	the Transaction Documents;

(b)	the Director’s Certificate (as defined below); and

(c)	the Ontario Certificate (as defined below).

D.	Assumptions and Reliances

We do not express or imply any opinion as to whether any marketing materials delivered by the Issuer contains a misrepresentation. To the extent that the opinions expressed in this letter are based on factual matters, we have relied solely on a certificate of a director of Lineage Logistics, including the schedules thereto, dated as of the date hereof, a copy of which are being delivered concurrently herewith, which factual matters have not been independently investigated or verified by us (the “Director’s Certificate”). Except as indicated above, we have not reviewed any other corporate records, minute books, board of directors’ resolutions or shareholder resolutions of Lineage Logistics and have relied solely on the Director’s Certificate with respect thereto.

For purposes of the opinion expressed in paragraph 1 below, we have relied exclusively on the certificate of status dated December 17, 2025 issued by the Ontario Ministry of Government and Consumer Services in respect of Lineage Logistics (the “Ontario Certificate”).

We assume that the Ontario Certificate continues to be accurate on the date of this opinion as if issued on that date.

For the purposes of the opinions expressed in this letter, we have assumed:

(a)	the genuineness of all signatures, including electronic signatures, on all documents examined by us and the legal capacity of all natural persons;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies;

(d)	that none of the Transaction Documents have been terminated or amended, modified or restated from the executed version we have reviewed;

(e)	the accuracy, currency and completeness of the indices and filing systems maintained at the public offices and registries where we have searched or made enquiries or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory and other like officials with respect to those matters referred to herein;

(f)	that each of the Transaction Documents has been duly authorized, executed and delivered by each of the parties thereto other than Lineage Logistics, and constitutes a valid and legally binding obligation of, and enforceable against, each of the parties thereto in accordance with its terms;

(g)	that insofar as any obligation under any Transaction Document is to be performed in any jurisdiction outside the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction; and

(h)	that all facts set forth in all certificates supplied or otherwise conveyed to us by public officials and in the Director’s Certificate are true and correct.

E.	Opinions

Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that, on the date hereof:

1.	Lineage Logistics is a corporation incorporated and existing under the Business Corporations Act (Ontario).

2.	Lineage Logistics has the corporate power and capacity to execute and deliver the First US Supplemental Indenture and to perform its obligations under the US Indenture.

3.	Lineage Logistics has the corporate power and capacity to execute and deliver the First Europe Supplemental Indenture and to perform its obligations under the Europe Indenture.

4.	All necessary action has been taken to authorize the execution and delivery by Lineage Logistics of the First US Supplemental Indenture, and the performance of its obligations under the US Indenture (including the guarantee set out in Article 5 of the First US Supplemental Indenture).

5.	All necessary action has been taken to authorize the execution and delivery by Lineage Logistics of the First Europe Supplemental Indenture, and the performance of its obligations under the Europe Indenture (including the guarantee set out in Article 5 of the First Europe Supplemental Indenture).

The opinions in this letter are given solely for the benefit of the addressee hereof (and its successors and assigns) in connection with the transactions referred to herein and may not be circulated to, or relied upon by, any other person or used for any other purpose without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Yours very truly,

/s/ McCarthy Tétrault LLP